Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOLTEK AND MAGNA JOIN FORCES TO SPEED
AUTO INDUSTRY ADOPTION OF CARBON FIBER MATERIAL

PARIS, FRANCE — March 27, 2012 — Zoltek Companies, Inc. (Nasdaq: ZOLT) announced today that it is working with Magna Exteriors and Interiors, an operating unit of Magna International Inc., under an exclusive global collaborative partnership to speed development of low-cost carbon fiber sheeting molding compounds (SMC) for the automotive industry.  The official announcement was made at the 2012 JEC Composites Show in Paris.

The newly developed carbon fiber SMC material will use Zoltek’s Panex®35 commercial carbon fiber combined with Magna’s unique EpicBlendSMC™ sheet molding compound formulations and production expertise.

“We have long regarded the automotive industry as the largest potential user of low-cost, high-performance carbon fibers, and it is a vital part of our strategy as the largest producer of these fiber to work closely with leading suppliers to the automotive industry of parts and sub-systems,”  Zsolt Rumy, Zoltek’s Chairman and Chief Executive Officer, said.  “We regard our partnership with Magna as a very important step forward in speeding the development of low-cost, high-performance carbon fiber materials that will enable auto makers to produce new generations of safe, comfortable and yet extraordinarily fuel efficient vehicles.”

Under the brand name, EpicBlendSMC EB CFS-Z, the new material will enable Magna to offer an expanded range of lightweight parts and sub-systems for automotive, commercial truck and other markets. Additionally, Magna Exteriors and Interiors will be able to offer the EB CFS-Z sheet molding compound for sale directly to molders.

“With this collaboration, we now have a strong partner in the development of carbon fiber SMC,” said Bob Brownlee, President of Magna Exteriors and Interiors.  “This partnership further positions our company to produce and deliver lightweight products that help our customers meet the demands for more cost-effective energy-efficient solutions.”

Rumy added:  “The great synergy between our two companies resulted in the Magna/Zoltek technical teams developing this all-new low-cost carbon fiber sheet molding compound in an extremely short period of time.”

Representative parts molded from the new SMC product will be on display at the JEC Zoltek booth T31.

For further information contact:
Zsolt Rumy, Chairman and CEO
3101 McKelvey Road
St. Louis, MO 63044
(314) 291-5110

This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “expect,” “believe,” “goal,” “plan,”  “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber, prepregs and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; (14) speed development of low-cost carbon fiber sheet molding compounds for the automotive industry pursuant to our global collaborative partnership with Magna Exteriors and Interiors; (15) establish prepreg capacity; and (16) manage the risks identified under "Risk Factors" in our filings with the SEC.  Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.